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                                                                    EXHIBIT 10.9

                                                                           FINAL

                                 Amendment No. 4
                                       to
                              Procurement Agreement

This Amendment ("Amendment") is made and entered into effective this 23rd day of April, 2001, by and between WILLIAMS COMMUNICATIONS, LLC ("Williams") and CORVIS CORPORATION ("Corvis").

                                  -WITNESSETH-

WHEREAS, Williams and Corvis are parties to that certain Procurement Agreement which is dated April 6, 2000, and which has been subsequently amended by amendments dated May 3, 2000, June 23, 2000 and January 9, 2001 (the "Agreement"); and

WHEREAS, Williams and Corvis desire to further amend the Agreement.

NOW, THEREFORE in consideration of the foregoing premises and mutual promises and covenants of the parties hereto, the receipt and sufficiency of which is hereby acknowledged, Williams and Corvis agree to amend the Agreement as follows:

1. Attachment 3.2 is hereby deleted in its entirety and Attachment 3.2 (Revised), attached hereto and made a part hereof by this reference, is inserted in substitution thereof.

2. Unless specifically indicated otherwise, all capitalized terms used herein shall have the same meaning given to them in the Agreement

3. Except as specifically amended herein, all terms, conditions and provisions contained in the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above set forth.

WILLIAMS COMMUNICATIONS, LLC                          CORVIS CORPORATION

____________________________                          _________________________
         (SIGNATURE)                                         (SIGNATURE)

____________________________                          _________________________
         (PRINT)                                             (PRINT)

____________________________                          _________________________
         (TITLE)                                             (TITLE)


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                                                        Attachment 3.2 (Revised)


         For Corvis Equipment purchased pursuant to Sections 3.2(a)(i) and 3.2(a)(ii) of this Agreement (excluding any Field Trial Equipment), the normal payment terms of the Agreement shall be modified as follows:

         Corvis shall invoice Customer upon shipment for only [*] % of the purchase price for Corvis optical network gateway common equipment, optical amplifiers, and optical add/drop multiplexers ("Corvis Common Equipment"). Corvis Common Equipment shall not include transmitters or receivers. The remaining purchase price will be due and payable (net 30 days) as follows:

                    . [*] % of the unpaid portion of the purchase price of the Corvis Common Equipment to be deployed on a particular Span (as defined below) upon the earliest to occur of (i) utilization of [*] % of the transmission capacity (as defined below) on (or at either end of) the particular Span on which the Corvis Common Equipment is deployed; or
                       (ii) [*] months after shipment of the Corvis Common Equipment.

                    . The remaining unpaid balance of the purchase price of the Corvis Common Equipment to be deployed on a particular Span upon the earliest to occur of (i) utilization of [*] % of the transmission capacity (as defined below) on (or at either end of) the particular Span on which the Corvis Common Equipment is deployed, or (ii) [*] months after shipment of the Corvis Common Equipment.

         As used in this Attachment 3.2, "Span" means the service-carrying sections of a network which are bounded by line terminating elements. For the route from [*] to [*], the Spans are: [*] to [*]; [*] to [*]; [*] to [*]; [*] to
[*]; [*] to [*]; [*] to [*].

         As used in this Attachment 3.2, "[*] % of the transmission capacity" for the [*] to [*] route equals [*], and for the [*] to [*] route equals [*]. Further, as used in this Attachment 3.2, "[*] % of the transmission capacity" for the [*] to [*] route equals [*], and for the [*] to [*] route equals [*].

         Utilization will be determined at true-up meetings and additional payments will be payable immediately based on utilization thresholds mentioned above. If additional payments are due based upon elapse of time as opposed to utilization, such payments are to be made immediately upon the lapse of the relevant time. Corvis reserves the right to audit utilization.

         Initial order and "Standard Term Tx/Rx Cards" ordered are subject to normal invoicing and payment terms as provided in this Agreement. For each "Standard Term

[*] Confidential treatment requested.

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Tx/Rx Card" order, Williams may order an additional quantity of "Build Ahead
Tx/Rx Cards" to be used for pre-provisioning (not to exceed the Build Ahead Limit, defined below) to be shipped and installed in the network span. The "Build Ahead Limit" means, in any calendar quarter, the quantity and delivery schedule of Tx/Rx Cards specified in Williams' reasonable Rolling Forecast for such quarter. The parties shall meet at the beginning of each quarter to review and adjust the Build Ahead Limit for the quarter; provided, that in no event shall the Build Ahead Limit exceed [*] TxRx Cards without Corvis' prior consent. The Build Ahead Tx/Rx Cards will be separately invoiced at shipment on net [*] Day payment terms and must be either paid for or returned by such date. A TxRx Group is a set of sixteen TxRx Cards ordered as a set, identifiable by serial number. If any Build Ahead Tx/Rx Card pair within a TxRx Group is utilized, payment for all build-ahead pairs in the TxRx Group will be immediately due.

      All orders are subject to the agreed upon volume forecasting process.

[*] Confidential treatment requested.

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